UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2010

Commission file numbers: 333-82084-01
                                          333-82084

PAPERWEIGHT DEVELOPMENT CORP.	APPLETON PAPERS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On July 22, 2010, Appleton Papers Inc. (the “Company”) completed its previously announced sale (the “Sale”) of the outstanding capital stock of American Plastics Company, Inc. (“American Plastics”) and New England Extrusion Inc. (“New England Extrusion”) to NEX Performance Films Inc. (“Buyer”), an entity affiliated with Mason Wells Buyout Fund II, Limited Partnership. The Sale was effected pursuant to the terms of a stock purchase agreement, dated as of July 2, 2010, by and between the Company and Buyer (the “Stock Purchase Agreement”).

American Plastics and New England Extrusion engage in the manufacture, marketing and sale of high-quality single and multilayer polyethylene films for packaging applications.

The Company received gross proceeds of $58,000,000, of which $56,000,000 was paid to the Company at closing and $2,000,000 is scheduled to be held in escrow on behalf of the Company for 12 months to satisfy potential claims under the Stock Purchase Agreement.

The foregoing description of the Sale is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto, and incorporated by reference herein. There are representations and warranties contained in the Stock Purchase Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Stock Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, no person should rely on the representations and warranties as statements of factual information.

The required pro forma condensed consolidated financial information giving effect to the Sale is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not applicable

(b)
Pro Forma Financial Information. Included in Exhibit 99.1 to this Current Report on Form 8-K is the following unaudited pro forma condensed financial information of Paperweight Development Corp. and Subsidiaries giving effect to the Sale. The Company is a wholly-owned subsidiary of Paperweight Development Corp.

1.	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Paperweight Development Corp. and Subsidiaries as of April 4, 2010.
2.
Unaudited Pro Forma Condensed Consolidated Statements of Operations of Paperweight Development Corp. and Subsidiaries for the Three Months Ended April 4, 2010 and For the Years Ended January 2, 2010, January 3, 2009 and December 29, 2007.

3.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

(c).	Not applicable

(d).	Exhibits. The following exhibits are being filed herewith:

(2.1)	Stock Purchase Agreement, between Appleton Papers Inc. and NEX Performance Films Inc., dated as of July 2, 2010.*

(99.1)	Unaudited pro forma condensed consolidated financial statements reflecting the Sale.

* The disclosure schedules to the Stock Purchase Agreement are not being filed herewith. The registrants agree to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2010

Paperweight Development Corp.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Principal Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 26, 2010

Appleton Papers Inc.
By:	/s/ Patrick J. Jermain
Name:	Patrick J. Jermain
Title:	Principal Accounting Officer

Exhibit Index

Exhibit No.                                Description

2.1	Stock Purchase Agreement, between Appleton Papers Inc. and NEX Performance Films Inc., dated as of July 2, 2010.*

99.1	Unaudited pro forma condensed consolidated financial statements reflecting the Sale.

* The disclosure schedules to the Stock Purchase Agreement are not being filed herewith. The registrants agree to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.